                         UNITED STATES DISTRICT COURT
                         EASTERN DISTRICT OF NEW YORK


----------------------------------------X
IN RE INTERNATIONAL MUREX               :    Master File No:
TECHNOLOGIES CORPORATION                :    93 Civ. 336 (JG)
SECURITIES LITIGATION                   :
----------------------------------------X


This document applies to :                   ALL ACTIONS


                               TABLE OF CONTENTS

I.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4


II.  Certification of the Proposed Class and Settlement . . . . . . . . . .  9


     A.   Class Certification . . . . . . . . . . . . . . . . . . . . . . .  9


     B.   Settlement Fund Amount  . . . . . . . . . . . . . . . . . . . . .  9


     C.   No More than 20% of Settlement Fund
          to Be in Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  9

III. Preliminary Approval Order and 23(e) Hearing . . . . . . . . . . . . . 10


     A.   Application for Preliminary Approval Order  . . . . . . . . . . . 10


     B.   Contents of Preliminary Approval Order  . . . . . . . . . . . . . 10


IV.  The Final Order and Judgment.  . . . . . . . . . . . . . . . . . . . . 13


     A.   Contents of the Final Order and Judgment  . . . . . . . . . . . . 13


V.   The Settlement Fund  . . . . . . . . . . . . . . . . . . . . . . . . . 15


     A.   Payment of Settlement Fund  . . . . . . . . . . . . . . . . . . . 15


     B.   Investment of the Cash Portion of the Settlement Fund Pending
          Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . 16


     C.   Valuation of Murex Stock Portion of Settlement Fund . . . . . . . 16


     D.   Payment of Fees and Expenses  . . . . . . . . . . . . . . . . . . 17


     E.   Administration of the Settlement  . . . . . . . . . . . . . . . . 18

     F.   Distribution of Settlement Fund; Calculation of Each Authorized

        Claimant's Settlement Share . . . . . . . . . . . . . . . . . . . 19

     G.   Return of Settlement Funds After Distribution . . . . . . . . . . 20


     H.   Opt-Outs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21


VI.  Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21


     A.   Terms of Release  . . . . . . . . . . . . . . . . . . . . . . . . 21


     B.   Checks to Be Marked in Full Satisfaction  . . . . . . . . . . . . 22


VII. Plaintiffs' Fees, Expenses and Costs . . . . . . . . . . . . . . . . . 22


VIII. Conditions of Settlement, Effect of
      Disapproval, Cancellation or Termination  . . . . . . . . . . . . . . 23


     A.   Conditions of Effective Date; Opt Outs To Be Limited to
          $1,000,000  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23


     B.   Cancellation of Settlement  . . . . . . . . . . . . . . . . . . . 24


     C.   Consequences of Termination or Non-Approval . . . . . . . . . . . 24


IX.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25


     A.   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25


     B.   No Admission  . . . . . . . . . . . . . . . . . . . . . . . . . . 25


     C.   Incorporation of Exhibits . . . . . . . . . . . . . . . . . . . . 26


     D.   No Modification Except in Writing . . . . . . . . . . . . . . . . 26


     E.   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . 26


     F.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     G.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . 27


     H.   Retention of Jurisdiction.  . . . . . . . . . . . . . . . . . . . 27


     I.   Tax Election  . . . . . . . . . . . . . . . . . . .  27

                                   EXHIBITS

     Exhibit A      Preliminary Approval Order

     Exhibit B      Notice of Class Action Determination, Proposed Settlement,

                    and Hearing

     Exhibit C      Proof of Claim and Release and Substitute Form W-9

     Exhibit D      Summary Notice of Class Action Settlement and Hearing on
                    __________, 1996 (____ a.m.)

     Exhibit E      Urgent Communication

     Exhibit F      Final Order and Judgment

IN RE INTERNATIONAL MUREX               :    Master File No:
TECHNOLOGIES CORPORATION                :    93 Civ. 336 (JG)
SECURITIES LITIGATION                   :
----------------------------------------X


This document applies to :                   ALL ACTIONS




                           STIPULATION OF SETTLEMENT






     STULL, STULL & BRODY          LAW OFFICES OF JOSEPH H. WEISS
     6 East 45th Street            319 Fifth Avenue
     New York, NY  10017           New York, NY  10016
     (212) 687-7230                (212) 532-4171

                         Co-Lead Counsel to Plaintiffs




     REID & PRIEST LLP             WILLKIE FARR & GALLAGHER
     40 West 57th Street           153 East 53rd Street
     New York, NY  10019           New York, NY  10022
     (212) 603-2000                (212) 935-8000

     Counsel to the Murex          Counsel to the DeBartolo
       Defendants                    Defendants

                         UNITED STATES DISTRICT COURT
                         EASTERN DISTRICT OF NEW YORK


----------------------------------------X
IN RE INTERNATIONAL MUREX               :    Master File No:
TECHNOLOGIES CORPORATION                :    93 Civ. 336 (JG)
SECURITIES LITIGATION                   :
----------------------------------------X


This document applies to :                   ALL ACTIONS


                           STIPULATION OF SETTLEMENT
          WHEREAS, plaintiff Phyllis Miller filed the original complaint in this consolidated action on September 10, 1992, in the United States District Court for the Southern District of Texas, Houston Division, File No. H-92-2782 (the "Miller Action"), and thereafter, plaintiffs Eleanor Werbowsky and Barry Fishman filed separate complaints alleging substantially similar allegations to those of the Miller Action in the same court in Texas (the "Werbowsky Action" and the "Fishman Action"); and
          WHEREAS, on January 8, 1993, plaintiffs and defendants in the Miller, Werbowsky and Fishman Actions entered into a So-Ordered stipulation transferring the cases from the United States District Court for the Southern District of Texas to the United States District Court for the Eastern District of New York; and
          WHEREAS, this Court ordered the three actions be consolidated on or about April 22, 1993 under the referenced caption (the "Consolidated Action");

and
          WHEREAS, on March 30, 1993, plaintiffs Edward J. Wucik, David Ronald Carrasco, Sanja Holovac, Gary O. Garrett and James

M. Lyster filed a complaint in the Eastern District of New York, (the "Wucik Action"); and
          WHEREAS, this Court amended its prior order and ordered that the Wucick Action be consolidated with the Consolidated Action; and
          WHEREAS, Defendants have answered all the complaints in the Consolidated Action and have denied all charges asserted against them and raised defenses to the claims set forth therein and continue to deny all charges asserted against them and disclaim any wrongdoing or liability whatsoever; and
          WHEREAS, on June 11, 1993, the eight Plaintiffs moved the Court that their individual claims be certified as a class action pursuant to Rule 23 of the Federal Rules of Civil Procedure, seeking certification of certain of the named Plaintiffs as representatives of:
     "a class consisting of all persons and entities that purchased the securities of International Murex Technologies Corporation during the period May 21, 1992 through August 19, 1992, inclusive, and who were damaged thereby" (the "Class"), and
     "a Sub-Class consisting of all persons who purchased International Murex securities contemporaneously with the sales of stock by the individual defendants, Edward J. DeBartolo, Sr. and Edward J. DeBartolo, Jr. during the Class Period" (the "Sub-Class"); and
          WHEREAS, two of the named Plaintiffs, Sanja Holovac and James M. Lyster, have withdrawn from the Consolidated Action; and
          WHEREAS, pursuant to this stipulation of settlement the parties here stipulated to the certification of the Class and the Sub-Class on the terms set forth herein; and

          WHEREAS, counsel for the remaining Plaintiffs and the Class have conducted a thorough investigation of the facts, circumstances and transactions relating to and surrounding the allegations set forth in the Consolidated Action, including extensive document discovery and the taking of oral depositions of parties and non-parties; and
          WHEREAS, counsel for the Plaintiffs and the Class having conducted a thorough investigation of the facts, circumstances and transactions relating to and surrounding the allegations set forth in the Consolidated Action, have concluded that approximately half of the out-of-pocket losses sustained by the Class Members is attributable to the actions of the defendants;
          WHEREAS, the parties have engaged in protracted, arms-length negotiations and now propose to settle, in accordance with the terms and provisions of this stipulation of settlement (the "Stipulation of Settlement"), including the release referred to in Article VI(A) below; and
          WHEREAS, counsel for Plaintiffs and the Class have agreed to enter into the Stipulation of Settlement after taking into account the likelihood that this Consolidated Action, if not settled now by voluntary agreement among the parties, will be protracted (including a trial and time-consuming appeals), and will involve highly complex issues relating both to liability and damages, as well as other uncertainties and risks inherent in litigation; and

          WHEREAS, Plaintiffs claim and continue to claim that each and every allegation in the Consolidated Action has merit, but nonetheless recognize and acknowledge the expense and length of continued proceedings necessary to prosecute this action through trial and appeals, as well as the uncertainty and risk of such litigation. Plaintiffs' counsel believe that the settlement set forth in this stipulation confers substantial benefits on the Class and each of its members; and
          WHEREAS, Defendants, without in any way acknowledging any fault or liability, have agreed to enter into the Stipulation of Settlement in order to put to rest all controversy and to avoid the further expense, inconvenience and distraction of this burdensome and protracted litigation; and
          WHEREAS, the Defendants continue to contest vigorously and to deny all the allegations of the Consolidated Action and to state their intent to take all reasonable steps to obtain dismissal of the Consolidated Action in the event that the Court does not approve this Stipulation; and
          NOW, THEREFORE, IT IS STIPULATED AND AGREED, by and among the undersigned, that this purported class action shall be compromised and settled, subject to the approval of the Court as required by Rule 23(e) of the Federal Rules of Civil Procedure, in the manner and on the terms and conditions set forth below.
I.   Definitions
          As used in the Stipulation of Settlement, the following terms have the meanings specified below:

           "Authorized Claimant" shall mean a member of the Class who has not duly requested exclusion therefrom and who files a valid and allowed Proof of Claim. "Authorized Claimant" shall include the legal representative of such person, including, without limitation, administrators, executors, heirs, successors and assigns, but shall not include any named Defendant herein, or any member of his immediate family or any affiliate or subsidiary of a corporate Defendant;
          "Claims Administrator" means David Berdon & Co., LLP, 415 Madison Avenue, New York, New York 10017;
          "Class Member" means a member of the Class;
          "Class Period" means the period of time from May 21, 1992 through August 19, 1992, inclusive;
          "DeBartolo Defendants" means Edward J. DeBartolo, Jr., Edward J. DeBartolo, Sr. and the estate of Edward J. DeBartolo, Sr.;
          "Defendants" means International Murex Technologies Corporation, C. Robert Cusick, Richard D. Strayer, Jr., Edward J. DeBartolo, Jr., Edward J. DeBartolo, Sr. and the estate of Edward J. DeBartolo, Sr.;
          "Effective Date" of this Stipulation of Settlement shall be ten (10) days after the date of Final Approval;
          "Final Approval" means the following: The date of entry of an order of final affirmance or dismissal on an appeal, including the expiration of the time (including any possible extensions thereof) for the filing of any further appeals or motions for reconsideration or rehearing thereof, or for the filing of a petition for a writ of certiorari and the denial of such petition, or, if certiorari be granted, the date of final affirmance following review pursuant to that grant, or the expiration of the time required (including any possible extensions thereof) to file any such appeal, or petition for a writ of certiorari without such appeal or petition having been filed, following the entry of the Court's Judgment approving the Stipulation of Settlement, substantially in the form of Exhibit F hereto;
        "Judgment" means the judgment to be rendered by the Court, substantially in the form attached as Exhibit F;
          "Lead Counsel" means Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017 and the Law Offices of Joseph H. Weiss, 319 Fifth Avenue, New York, New York 10016; and
          "Murex" means International Murex Technologies Corporation;
          "Murex Defendants" means International Murex Technologies Corporation, C. Robert Cusick and Richard D. Strayer, Jr.;
          "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assigns; and

          "Preliminary Approval Order" means the order, in the form annexed as Exhibit A hereto, entered by the Court as provided in Article III(A) hereof, which shall provide, among other things, for a fairness hearing by the Court, pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, to consider the settlement, and authorizing the giving of notice of the settlement to all Class Members, substantially in the forms of Exhibits B and E attached hereto; and
          "Securities Damages" shall mean (i) if the Authorized Claimant purchased International Murex Technologies Corporation common stock on or after May 21, 1992 and then sold such common stock on or before August 19, 1992, the Authorized Claimant's Securities Damages shall be one-half of the difference between the purchase price (including any brokerage commissions and other expenses of purchase and sale) and sale price (net any brokerage commissions and other expenses of purchase and sale) multiplied by the number of shares sold; (ii) if the Authorized Claimant purchased International Murex Technologies Corporation common stock on or after May 21, 1992 but did not sell such shares on or before August 19, 1992, the Authorized Claimant's Securities Damages shall be one-half of the difference between the purchase price (including any brokerage commissions and other expenses of purchase and sale) and nine dollars ($9.00), the closing price for International Murex Technologies Corporation common stock on August 19, 1992, multiplied by the number of shares; (iii) if the Authorized Claimant purchased International Murex Technologies

Corporation warrants on or after May 21, 1992 and exercised such warrants on or before August 19, 1992, the Authorized Claimant's Securities Damages shall be one-half of the difference between the exercise price (including any brokerage commissions and other expenses of purchase and sale) and the common stock price (net any brokerage commissions and other expenses of purchase and sale), multiplied by the number of shares purchased; (iv) if the Authorized Claimant purchased International Murex Technologies Corporation warrants on or after May 21, 1992 but did not exercise such warrants on or before August 19, 1992, the Authorized Claimant's Securities Damages shall be one-half of the difference between the exercise price (including any brokerage commissions and other expenses of purchase and sale) and nine dollars ($9.00), multiplied by the number of shares that could have been purchased; or (v) if the Authorized Claimant purchased International Murex Technologies Corporation warrants on or after May 21, 1992 and sold such warrants on or before August 19, 1992, the Authorized Claimant's Securities Damages shall be one-half of the difference between the purchase price (including any brokerage commissions and other expenses of purchase and sale) and sale price (net any brokerage commissions and other expenses of purchase and sale), multiplied by the number of warrants sold. The limitations of Article V(E)(2) hereof shall also apply to the calculation of Securities Damages pursuant hereto.
          "Settlement Fund" means the total consideration as set forth in
Article II(B) below.

          Any terms not defined in Article I, but defined elsewhere in this Stipulation of Settlement, may still be used as defined terms.
II.  Certification of the Proposed Class and Settlement
     A. Class Certification. For purposes of this settlement only, this action shall proceed as a class action on behalf of a class consisting of all Persons that purchased Murex securities during the Class Period, and who were damaged thereby (the "Class"). Such Class shall contain a sub-class consisting of all Persons who purchased Murex securities contemporaneously with the sales of Murex stock by the individual defendants, Edward J. DeBartolo, Sr. and Edward J. DeBartolo, Jr. during the Class Period (the "Sub-Class"). Under the terms of this Stipulation of Settlement, the Members of the Class and Sub-Class will have equivalent but not cumulative rights and responsibilities.
     B. Settlement Fund Amount. In full settlement and compromise of all claims asserted in the Consolidated Action, and subject to the terms of this Stipulation of Settlement and the approval of the Court as provided for herein and in Rule 23(e) of the Federal Rules of Civil Procedure, Defendants shall pay a total of Five Million Four Hundred Thousand Dollars ($5,400,000), in cash and Murex stock, from which each Authorized Claimant shall receive payment (the "Settlement Share") as provided by Article V(F) below.
     C. No More Than 20% of Settlement Fund to be in Stock. No more than twenty percent (20%) of the Settlement Fund shall be paid in Murex stock, as valued in Article V(C) below. Murex warrants that the stock delivered pursuant to Article V(A) shall be free of any liens, claims, charges or encumbrances or restrictions (including any restrictions on resale under the Securities Act of 1933, as amended) as of the delivery date.
III. Preliminary Approval Order and 23(e) Hearing
     A. Application for Preliminary Approval Order. Promptly after the execution of this Stipulation of Settlement, the parties hereto shall submit to the Court and shall apply jointly for and consent to the entry of the Preliminary Approval Order in substantially the form annexed hereto as Exhibit A.
     B. Contents of Preliminary Approval Order. The Preliminary Approval Order shall specifically include provisions that, among other things:
          1.   Conditionally certify the Class and Sub-Class as set forth in
Article II(A) hereof;
          2. Preliminarily approve this Stipulation of Settlement set forth herein as being fair, reasonable and adequate;
          3. Approve as to form and content the proposed (i) Notice of Class Action Determination, Proposed Settlement, and Hearing; (ii) Proof of Claim; (iii) Summary Publication Notice; and (iv) Letter to Nominees, substantially in the form of Exhibits B, C, D and E, annexed hereto;

          4. Schedule a hearing pursuant to Rule 23(e) of the Federal Rules of Civil Procedure (the "23(e) Hearing"): (i) to determine whether the settlement of this Consolidated Action as provided for in this Stipulation of Settlement is fair, reasonable and adequate and should be approved by the Court, and whether a Judgment, as provided in Article IV hereof, should be entered herein; (ii) to consider the application by the attorneys for Plaintiffs and the Class for award of fees and disbursements; (iii) to certify the Class and Sub-Class; and (iv) to provide for any other necessary relief.
          5. Provide that the 23(e) Hearing may, from time to time and without further notice to the Murex stockholders, be continued or adjourned by order of the Court;
          6. Find that the notice given pursuant to Article III(B)(7)-(9) hereof, constitutes the best notice practicable under the circumstances, including individual notice to all Persons who purchased Murex securities during the Class Period and who can be identified upon reasonable effort, and constitutes valid, due and sufficient notice to all such Persons, complying fully with the requirements of Rule 23 of the Federal Rules of Civil Procedure, and any other applicable law;
          7. Direct that notice of the pendency of the class action and of the 23(e) Hearing with respect to the proposed settlement be given to Persons identified as members of the Class, based on a reasonable search, by first-class mail and by publication pursuant to Rules 23(c)(2) and 23(e) of the Federal Rules of Civil Procedure;
          8. Direct the Claims Administrator to cause the Summary Publication Notice to be published once in the national edition of The Wall Street Journal;
          9. Request that nominees who purchased Murex securities for Class Members send the Notice to all such beneficial owners of such Murex securities within 10 days after receipt of the Notice or send a list of the names and addresses of such beneficial owners to the Claims Administrator within 10 days of receipt of the Notice;
          10. Provide that any objections to (i) the proposed settlement contained in the Stipulation of Settlement; (ii) entry of the Judgment approving the settlement; or (iii) Class and Plaintiffs' counsels' fee and expense applications, shall be heard and any papers submitted in support of said objection shall be received and considered by the Court at the 23(e) Hearing only if, on or before a date to be specified in the Preliminary Order, Persons making such objections file and serve notice of their intention to appear (which shall set forth each objection and the basis therefor) and copies of any papers in support of their position as set forth in the Preliminary Order;
          11. Set forth scheduling and procedures for the implementation of the terms and conditions of the proposed settlement including, among other things, provisions for exclusions from the Class pursuant to Rule 23(c)(2) of the

Federal Rules of Civil Procedure and for the filing of objections to the proposed settlement by members of the Class;
          12. Pending the final determination of the fairness, reasonableness and adequacy of the settlement and approval thereof as provided in the Stipulation of Settlement, enjoin the Plaintiffs, all members of the Class and any purchaser of Murex securities, either directly, representatively or derivatively, or in any other capacity from instituting or commencing any separate action or proceeding against the Defendants based upon or relating to the purchase of Murex stock or warrants during the Class Period and to any of the matters, transactions, or omissions alleged in the Consolidated Action; and
          13. Provide that the administration of the proposed settlement, the resolution of all disputed questions of law and fact with respect to the validity of any claim to participate in the Settlement Fund (including the manner of proving claims) and payments out of the Settlement Fund, as defined below, shall be under the authority of the Court.
IV.  The Final Order and Judgment
     A. Contents of the Final Order and Judgment. Upon the approval by the Court of the proposed settlement of this action as provided for in the Stipulation of Settlement (including any modification or amendment thereto approved by counsel for Plaintiffs and the Class and counsel for Defendants), a judgment shall be entered in due and proper form:

          1. Declaring that this action shall proceed as a class action under Rule 23 of the Federal Rules of Civil Procedure on behalf of a Class consisting of all Persons that purchased Murex securities during the Class Period, and who were damaged thereby. Such Class shall also contain the Sub-Class consisting of all Persons who purchased Murex securities contemporaneously with the sales of Murex stock by the individual defendants Edward J. DeBartolo, Sr. and Edward J. DeBartolo, Jr. during the Class Period; provided, however, that no member of the Sub-Class shall be treated any differently pursuant to this Stipulation of Settlement than any other member of the Class;
          2. Approving the Stipulation of Settlement and adjudging the terms thereof to be fair, reasonable and adequate, directing consummation of its terms and provisions, and retaining jurisdiction to effectuate the same;
          3. Awarding and directing payment to Plaintiffs' and Class attorneys of their reasonable fees and disbursements including fees of experts and accountants;
          4. Dismissing the Consolidated Action as against the Defendants on the merits and with prejudice;
          5. Barring and permanently enjoining all members of the Class, except those Persons who have timely requested exclusion pursuant to Rule 23(c)(2) of the Federal Rules of Civil Procedure, from prosecuting any individual or class claims which are or might have been asserted in the Consolidated Action, arising out of the purchase of Murex stock or warrants during the

Class Period and any acts, facts, transactions, omissions or other subject matters set forth, alleged, embraced or otherwise referred to in the Consolidated Action including any claims for violations of federal, state or other law, or of the common law;
          6. Declaring that, pursuant to Section 3(a)(10) of the Securities Act of 1933, the stock to be issued by Murex in accordance with this Stipulation of Settlement will be issued in exchange for the claims of the Class and Sub-Class and that the terms and conditions of such issuance are fair to the Class and Sub-Class such that the issuance of such stock is exempt from registration; and
          7. Containing such other and further provisions consistent with the terms and conditions of the Stipulation of Settlement as the Court may deem advisable.
V.   The Settlement Fund
     A. Payment of Settlement Fund. Ten (10) days prior to the 23(e) Hearing, the Defendants shall pay the sum of five million four hundred thousand dollars ($5,400,000), as referred to in Article II(B) above. Any payments made in the form of cash will be made to the Claims Administrator to hold in escrow for the benefit of the Class. Any payments made in the form of Murex common stock shall be delivered to Murex for cancellation. Murex will issue new shares of Murex stock directly to each of the Authorized Claimants in accordance with Article V(F), and to counsel in accordance with Article
(V)(D), up to the same number of shares as were delivered to Murex. Such issuance by Murex shall not constitute a transfer to the Authorized Claimants and counsel of shares delivered to Murex, but shall constitute an original issuance by Murex.
     B. Investment of the Cash Portion of the Settlement Fund Pending Distribution. The cash portion of the Settlement Fund shall be invested and reinvested in short-term United States government obligations, certificates of deposit or money market accounts of banks with assets in excess of one billion dollars ($1,000,000,000) or such other investments as the Court may approve, and disbursed as set forth below.
     C. Valuation of the Murex Stock Portion of Settlement Fund. Any Murex common stock to be delivered pursuant to this Stipulation of Settlement, as provided in Articles II(B)-(C) and V(A) above, shall be valued at the average closing price for the trading of such stock on The Nasdaq National Market System for the thirty day period ending ten days before the date of delivery of such shares to Murex (the "Valuation Period"). This calculation shall be adjusted in the event that there are any changes in the number of outstanding shares during the Valuation Period. In the event of any merger, consolidation or other business combination prior to the time of the delivery of the stock involving Murex in which Murex is not the surviving entity, or any sale or conveyance to other person or entity of the property or assets of Murex as an entity or substantially as an entity, the portion of the settlement consideration to be in Murex stock shall be paid in shares of the surviving corporation, or in shares of the corporation to which the assets are conveyed, in an equivalent valued amount.
     D. Payment of Fees and Expenses. Within twenty (20) days after the Effective Date, the cash portion of the fees and disbursements awarded by the Court to the attorneys for the Plaintiffs and the Class shall be deducted from the Settlement Fund or from any interest earned thereon. Subject to any applicable order of the Court, payment of the fees shall be in cash and stock in the same proportion which cash and stock were paid by Defendants pursuant to Article II(C). Further, within five (5) days after the Effective Date or as soon thereafter as possible, Lead Counsel shall advise Murex as to the distribution of the stock portion of the award among Plaintiffs and Class counsel. Murex shall then issue such stock to Plaintiffs and Class counsel as soon as practicable. Murex shall advance the expenses of providing notice to the Class, as required by Rule 23 of the Federal Rules of Civil Procedure, the Preliminary Approval Order and this Stipulation of Settlement; it being understood and agreed, however, that (i) prior to the conclusion of the administration of the settlement, the expenses of providing notice to Class Members, the other expenses of administration and taxes, if any, advanced by Murex shall also be deducted from the Settlement Fund or from any interest earned thereon and reimbursed to Murex; (ii) neither Plaintiffs nor counsel for Plaintiffs nor the Class shall have any liability for such expenses of notice and administration; and (iii) in the event this Stipulation of Settlement, for any reason, is not approved or implemented, Murex shall not be entitled to any reimbursement of monies which it may previously here advanced and shall remain liable for any such expense previously incurred, and not previously reimbursed, by the Claims Administrator.
     E. Administration of the Settlement. The Claims Administrator shall administer the settlement of this action subject to review by Plaintiffs' counsel and the Class.
          1. Such administration shall include, among other things: (i) identification of all Class Members and giving such notice or notices as the Court shall direct; (ii) the processing and tabulation of Proofs of Claim;
(iii) issuance of checks for and the mailing to the appropriate Class Members;
(iv) specifying the number of shares of Murex stock to be issued to each of the Authorized Claimants; and (v) preparation of any necessary tax returns, including calculation of any estimated tax payments.
          2. Such administration shall also include the review of Proofs of Claim for their legal and substantive sufficiency. Without limiting the generality of such review, (i) any Authorized Claimant who both purchased and sold securities during the Class Period shall only be allowed to claim damages on the net amount of purchases made by him during the Class Period, so that no damages may be based on any Class Member's securities which were purchased during the Class Period and also sold during the Class Period; (ii) the date of purchase or of sale shall be the trade date and not settlement date; and
(iii) no Authorized

Claimant shall be allowed to claim damages on the basis of purchases which covered a short position of any kind or nature.
     F. Distribution of Settlement Fund; Calculation of Each Authorized Claimant's Settlement Share. The Settlement Fund shall be distributed to Authorized Claimants as soon as practicable following the completion of the processing and tabulation of Proofs of Claim. An Authorized Claimant's Settlement Share shall be determined as follows:
          1. Each Authorized Claimant shall be entitled to receive twenty-seven percent (27%) of their Securities Damages, less their pro rata share of Court-awarded attorney's fees and expenses, as set forth in Article VII hereof, and their pro rata share of the other expenses set forth in Article V(D) hereof.
          2. Payment of such Settlement Shares to each Authorized Claimant shall be made in cash and Murex stock in the same proportion that cash and stock were paid by Defendants pursuant to Article II(C) above. The cash portion of such Settlement Shares shall be paid by the Claims Administrator and the stock portion shall be paid in Murex stock issued directly to the Authorized Claimants by Murex at direction of the Claims Administrator at the same per share value rate at which the stock was delivered to Murex pursuant to Article II(C). In no event will Murex be obligated to issue more shares than actually were delivered by Defendants pursuant to Article II(C).
Further, in no event will fractional shares be issued. If an Authorized Claimant's Settlement Share is calculated to included a fractional share of stock that is less than or equal to half a share, the Authorized Claimant will receive that number of shares less the fractional share. If an Authorized Claimant's Settlement Share is calculated to include a fractional share of stock that is greater than half a share, the Authorized Claimant will receive that number of share plus one additional share.
          3. If the total amount of Securities Damages claimed by the Authorized Claimants is such that twenty-seven percent (27%) of such Claimants' Securities Damages exceeds the amount of the Settlement Fund, then each Authorized Claimant's Settlement Share shall be reduced pro rata, after payment of the attorney's fees and other expenses referred to in Article V(F)(1) above. In no event shall Defendants be liable for more than the Settlement Fund.
          4. The reason for reducing the claims of Authorized Claimants by one-half in calculating their Securities Damages is the plaintiffs' estimate that damages caused by the alleged securities fraud are approximately one-half the market losses suffered by Class Members.
     G. Return of Settlement Funds After Distribution. If the total amount of Securities Damages claimed by the Authorized Claimants is such that twenty-seven percent (27%) of such damages is less than the Settlement Fund, then any funds remaining following the final administration of the settlement will be returned to and revert back to Murex. In such an event, any stock not issued by Murex will remain in the possession and control of Murex and shall be canceled or retired. In no event shall any Authorized Claimant receive more than twenty-seven percent (27%) of such Claimant's Securities Damages, less such Claimant's pro rata share of the attorneys' fees and other expenses referred to in Article V(F)(1) above.
     H. Opt-Outs. If any Class Member timely elects to exclude himself from the Class in accordance with Rule 23(c)(2) of the Federal Rules of Civil Procedure and the accompanying Preliminary Approval Order, such excluded member shall not receive any part of the Settlement Fund; shall have no rights with respect to this Stipulation of Settlement; and shall not be bound by its terms.
VI.  Release
     A. Terms of Release. Upon condition that this proposed settlement becomes effective pursuant to Article VIII hereof:
          1. Plaintiffs and all members of the Class who have not requested exclusion therefrom, on behalf of themselves, their heirs, executors and administrators, successors and assigns and any Person(s) they represent (collectively, the "Releasors"), shall be deemed to have remised, released and forever discharged each of the Defendants, and their respective agents, servants, estates, trustees, attorneys, present and former employees, officers and directors, subsidiaries, affiliates, stockholders, heirs, executors, representatives, successors and assigns, from each and every class or individual claim which has been or might have been asserted in the Consolidated Action in connection with the purchase of Murex stock or warrants during the Class Period and arising out of or in any way related to any acts, facts, transactions or omissions set forth, alleged, embraced or otherwise referred to in the Consolidated Action, including any claims for violations of federal, state or other law, or of the common law, which the Releasors, or any of them, had, now have, or may hereafter have as a member of the Class, or the Sub-Class, or as an individual, against any of the Defendants, individually or collectively; and
          2. Defendants shall be deemed to have remised, released and forever discharged each of the Plaintiffs, plaintiffs and Class counsel and all Class Members not requesting exclusion pursuant to Article V(H), from all claims arising out of, relating to, or in connection with the institution, prosecution and/or settlement of the Consolidated Action.
     B. Checks to Be Marked in Full Satisfaction. All checks in payment of any distribution to any Class Member may contain appropriate language confirming the release of said Person's claims.
VII. Plaintiffs' Fees, Expenses and Costs
          The Plaintiffs' and Class counsel intend to submit an application to the Court for an award of attorneys' fees incurred in connection with prosecuting the Consolidated Action, in an amount not to exceed one million eight hundred thousand dollars ($1,800,000), as well as an application for reimbursement for expenses, including the fees of experts and consultants in an amount not to exceed two hundred thousand dollars ($200,000). Such fees and expenses as may be awarded by the Court shall be deducted from the Settlement Fund as provided for in Article V(D) hereof. None of the Defendants will take a position on Plaintiffs' and Class counsels' fee and expense applications.
VIII. Conditions of Settlement, Effect of
      Disapproval, Cancellation or Termination
     A. Conditions of Effective Date; Opt Outs To Be Limited to $1,000,000. In addition to such conditions as may be expressed in Article I hereof, the Effective Date of the Stipulation of Settlement shall be conditioned on the occurrence of all of the following events:
          1. The Court has entered the Preliminary Approval Order, as required by Article III hereof;
          2. The Court has entered the Judgment, approving the Stipulation of Settlement in the Consolidated Action in the form of Exhibit F hereto;
          3. Final Approval of the Judgment approving the Stipulation of Settlement in the Consolidated Action has been rendered;
          4. There shall have been a decision on Plaintiffs' and the Class counsels' fee applications to be submitted pursuant to Article VII hereof, and such decision shall receive Final Approval; and
          5. The total Securities Damages of the Class Members seeking exclusion pursuant to Rule 23(c)(2) of the Federal Rules of Civil Procedure does not exceed One Million Dollars ($1,000,000).
     B.   Cancellation of Settlement.  If all of the conditions specified in
Article VIII(A) hereof cannot be met except by material modification of this Stipulation of Settlement prior to Final Approval, then the Stipulation of Settlement may be canceled and terminated unless Plaintiffs' counsel, the Murex Defendants and the DeBartolo Defendants mutually agree in writing to proceed with the Stipulation of Settlement, or to modify the Stipulation of Settlement, and as so modified to proceed with the Stipulation of Settlement.
     C. Consequences of Termination or Non-Approval. In the event that the Stipulation of Settlement is not approved by the Court, or the settlement set forth in the Stipulation of Settlement is terminated or fails to become effective in accordance with its terms, or if the Judgment is revised or modified upon appeal or certiorari (except as provided in Article VIII(B) hereof), or if the Judgment for any other reasons fails to reach Final Approval by December 31, 1997, the parties shall be restored to their respective positions in the Consolidated Action as of the date hereof, and the parties shall cooperate in seeking appropriate extensions of the discovery and other deadlines so that the parties have the same time to complete their discovery, pretrial and trial preparations had this Stipulation of Settlement not be executed. In such event, the terms and provisions of the Stipulation of Settlement shall have no further force and effect with respect to the parties and shall not be admitted into evidence, referred to or otherwise used in the Consolidated Action or in any other proceeding for any purpose, except as provided for in
Article IX(B) hereof; and any Judgment entered by the Court in accordance with the terms of the Stipulation of Settlement shall be treated as vacated, nunc pro tunc.
IX.  Miscellaneous
          A. General. The Parties (a) acknowledge that it is their intent to consummate this agreement; (b) agree to cooperate to the extent necessary to effectuate and implement all terms and condition of the Stipulation of Settlement and to exercise their best efforts to accomplish the foregoing terms and conditions; and (c) represent that the Stipulation of Settlement is the product of arm's length negotiation.
          B. No Admission. Neither (i) the Stipulation of Settlement, (ii) the negotiations or proceedings hereunder, nor (iii) the acts performed or documents executed pursuant to or in furtherance of the Stipulation of
Settlement: (a) is or may be deemed to be or may be used as an admission or concession of, or evidence of, the validity of any claim, or of any wrongdoing or liability of the Defendants; (b) is or may be deemed to be or may be used as an admission or concession of, or evidence of, any fault or omission of any Defendant in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal, other than in such proceedings as may be necessary to consummate or enforce the Stipulation of Settlement, the settlement or the Judgment; except that Defendants may file and use the Stipulation of Settlement and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
          C. Incorporation of Exhibits. All of the Exhibits to the Stipulation of Settlement are material and integral parts hereof and are fully incorporated herein.
          D. No Modification Except in Writing. The Stipulation of Settlement may be amended or modified only by a written instrument signed by or on behalf of all parties or their successors-in-interest.
          E. Entire Agreement. The Stipulation of Settlement and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation of Settlement or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.
          F. Counterparts. The Stipulation of Settlement may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to the Stipulation of Settlement shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.
          G. Successors and Assigns. The Stipulation of Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties thereof.
          H. Retention of Jurisdiction. Without affecting the finality of the Judgment entered in accordance with the Stipulation of Settlement, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation of Settlement, and administration of the settlement and the distribution of the Settlement Fund, including but not limited to adjudicating any disputes over whether someone is or is not an Authorized Claimant or is or is not a Class Member or has or has not properly calculated his or her actual damages. All parties hereto submit to the jurisdiction of the Court for purposes of implementing, enforcing and administering the settlement embodied in the Stipulation of Settlement.
          I. Tax Election. The Settlement Fund shall be treated as a "Qualified Settlement Fund" within the meaning of

Section 468B of the Internal Revenue Code and Treas. Reg. Section 1.468B promulgated thereunder.



Dated:  New York, New York
        May 17, 1996



                               STULL, STULL & BRODY



                               By:________________________________
                                  Jules Brody (JB9151)
                                  Howard T. Longman, Esq. (HT2489)

                               Attorneys for Plaintiffs
                               6 East 45th Street
                               New York, New York  10017
                               (212) 687-7230

                               and

                               LAW OFFICES OF JOSEPH H. WEISS



                               By:______________________________
                                  Joseph H. Weiss, Esq. (JW4534)
                                  Moshe Balsam (MB0390)

                               Attorneys for Plaintiffs
                               319 Fifth Avenue
                               New York, New York  10016
                               (212) 532-4171

                               and

                               KAUFMAN, MALCHMAN, KAUFMANN
                                 & KIRBY



                               By:__________________________
                                  Roger Kirby (RK____)

                               Attorneys for Plaintiffs
                               919 Third Avenue
                               New York, New York  10022
                               (212) 371-6600

                               and

                               BERNSTEIN LITOWITZ BERGER
                                 & GROSSMANN LLP



                               By:__________________________
                                  Jeffrey Klafter, Esq. (JK0953)

                             Attorneys for Plaintiffs
                             1285 Avenue of the Americas
                               33rd Floor
                               New York, New York  10019
                               (212) 554-1400

                               and

                               KILGORE & KILGORE, INC.



                               By:____________________________
                                  Roger Claxton, Esq.

                               Attorneys for Plaintiffs
                               3131 McKinney Avenue
                               Suite 800, LB 102
                               Dallas, TX  75204
                               (214) 969-9099

                               and

                               SCHOENGOLD & SPORN



                               By:_______________________________
                                  Samuel P. Sporn, Esq. (SS 4444)
                                  Joel P. Laitman, Esq. (JL8177)

                               Attorneys for Plaintiffs
                               233 Broadway
                             39th Floor
                               New York, New York  10279
                               (212) 964-0046

                               and

                               REID & PRIEST LLP



                               By:_________________________________
                                  Richard P. Swanson, Esq. (RS6068)
                                  Susan Logan Bedford, Esq. (SB7116)

                               Attorneys for the Murex
                                 Defendants
                               40 West 57th Street
                               New York, New York  10019-4097
                               (212) 603-2000

                               and

                               WILLKIE FARR & GALLAGHER



                               By:_______________________________
                                  Richard L. Klein, Esq. (RK0186)

                               Attorneys for the DeBartolo
                                 Defendants
                               One Citicorp Center
                               153 East 53rd Street
                               New York, New York  10022-4677
                               (212) 935-8000

                               and

                               ARMEL, COHEN, STIEBER



                               By:________________________________
                                  Deborah Berlach, Esq. (DB      )

                               Attorneys for Murex Directors' and
                                 Officers' Liability Insurance Carriers
                               55 University Avenue, Suite 800
                               Toronto, Ontario M5J 2K4
                               CANADA
                               (416) 368-1400

                         UNITED STATES DISTRICT COURT
                         EASTERN DISTRICT OF NEW YORK


----------------------------------------X
IN RE INTERNATIONAL MUREX               :    Master File No:
TECHNOLOGIES CORPORATION                :    93 Civ. 336 (JG)
SECURITIES LITIGATION                   :
----------------------------------------X


This document applies to :                   ALL ACTIONS


                               TABLE OF CONTENTS

I.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4


II.  Certification of the Proposed Class and Settlement . . . . . . . . . .  9


     A.   Class Certification . . . . . . . . . . . . . . . . . . . . . . .  9


     B.   Settlement Fund Amount  . . . . . . . . . . . . . . . . . . . . .  9


     C.   No More than 20% of Settlement Fund
          to Be in Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  9

III. Preliminary Approval Order and 23(e) Hearing . . . . . . . . . . . . . 10


     A.   Application for Preliminary Approval Order  . . . . . . . . . . . 10


     B.   Contents of Preliminary Approval Order  . . . . . . . . . . . . . 10


IV.  The Final Order and Judgment.  . . . . . . . . . . . . . . . . . . . . 13


     A.   Contents of the Final Order and Judgment  . . . . . . . . . . . . 13


V.   The Settlement Fund  . . . . . . . . . . . . . . . . . . . . . . . . . 15


     A.   Payment of Settlement Fund  . . . . . . . . . . . . . . . . . . . 15


     B.   Investment of the Cash Portion of the Settlement Fund Pending
          Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . 16


     C.   Valuation of Murex Stock Portion of Settlement Fund . . . . . . . 16


     D.   Payment of Fees and Expenses  . . . . . . . . . . . . . . . . . . 17


     E.   Administration of the Settlement  . . . . . . . . . . . . . . . . 18

     F.   Distribution of Settlement Fund; Calculation of Each Authorized

        Claimant's Settlement Share . . . . . . . . . . . . . . . . . . . 19

     G.   Return of Settlement Funds After Distribution . . . . . . . . . . 20


     H.   Opt-Outs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21


VI.  Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21


     A.   Terms of Release  . . . . . . . . . . . . . . . . . . . . . . . . 21


     B.   Checks to Be Marked in Full Satisfaction  . . . . . . . . . . . . 22


VII. Plaintiffs' Fees, Expenses and Costs . . . . . . . . . . . . . . . . . 22


VIII. Conditions of Settlement, Effect of
      Disapproval, Cancellation or Termination  . . . . . . . . . . . . . . 23


     A.   Conditions of Effective Date; Opt Outs To Be Limited to
          $1,000,000  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23


     B.   Cancellation of Settlement  . . . . . . . . . . . . . . . . . . . 24


     C.   Consequences of Termination or Non-Approval . . . . . . . . . . . 24


IX.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25


     A.   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25


     B.   No Admission  . . . . . . . . . . . . . . . . . . . . . . . . . . 25


     C.   Incorporation of Exhibits . . . . . . . . . . . . . . . . . . . . 26


     D.   No Modification Except in Writing . . . . . . . . . . . . . . . . 26


     E.   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . 26

   F.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     G.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . 27


     H.   Retention of Jurisdiction.  . . . . . . . . . . . . . . . . . . . 27


     I.   Tax Election  . . . . . . . . . . . . . . . . . . .  27

                                   EXHIBITS

     Exhibit A      Preliminary Approval Order

     Exhibit B      Notice of Class Action Determination, Proposed Settlement,

                    and Hearing

     Exhibit C      Proof of Claim and Release and Substitute Form W-9

     Exhibit D      Summary Notice of Class Action Settlement and Hearing on
                    __________, 1996 (____ a.m.)

     Exhibit E      Urgent Communication

     Exhibit F      Final Order and Judgment

                                   EXHIBIT A



UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - -x
                                   :    Master File No:
IN RE INTERNATIONAL MUREX          :    93 Civ. 336 (JG)
TECHNOLOGIES CORPORATION           :
SECURITIES LITIGATION              :    PRELIMINARY APPROVAL
                                   :           ORDER
- - - - - - - - - - - - - - - - - -x



This document applies to:          ALL ACTIONS



          The parties having made application, pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, for an Order approving the settlement of this action in accordance with a Stipulation of Settlement, dated December 18,

1995 (the "Stipulation of Settlement"), which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of this action and for a dismissal of this action upon such terms and conditions; and
          The Court having read and considered the Stipulation of Settlement, and the exhibits annexed thereto; and
          The parties having consented to the entry of this Order; it is
          ORDERED:
          1.   For purposes of this settlement only, this action shall proceed as a class action on behalf of a class consisting of all persons and entities that purchased International Murex Technologies Corporation ("Murex") securities during the period

May 21, 1992 through August 19, 1992, inclusive (the "Class Period"), and who were damaged thereby (the "Class"). Further, such Class shall contain a Sub-Class consisting of all persons who purchased Murex securities contemporaneously with the sales of stock by the individual defendants Edward
J. DeBartolo, Sr. and Edward J. DeBartolo, Jr. during the Class Period (the "Sub-Class").
          2.   On or before _____________________, 1996, Murex or its
representative shall provide Plaintiffs' and Class counsel a list, if possible in label or computer-receivable form, of the purchasers of Murex securities during the Class Period.
          3.   On or before _____________________, 1996, Plaintiffs' and Class counsel shall cause notice of this class action determination and of the hearing on the proposed settlement and counsels' fee and expense application to be given members of the Class as follows:
               (a) A copy of the Notice of Class Action Determination, Proposed Settlement, and Hearing (the "Notice"), together with a copy of the proof of claim (the "Proof of Claim"), if applicable, substantially in the form annexed as Exhibits B and C to the Stipulation of Settlement, shall be mailed by first class mail to all persons appearing on the stock or transfer records as owners of record of Murex securities during the Class Period at their addresses listed on the stock or transfer records of Murex;

               (b) A Summary Publication Notice (the "Summary Publication Notice") substantially in the form annexed as Exhibit D to the Stipulation of Settlement shall be published once in the national edition of The Wall Street Journal; and
               (c)  A Letter to Nominees, substantially in the form annexed as

Exhibit E to the Stipulation of Settlement, shall be mailed by first class mail to all banks, brokerage firms or other nominees (the "Nominees") shown by the stock or transfer records of Murex to have purchased securities during the

Class Period, and the Claims Administrator shall use reasonable efforts to obtain from all Nominees the names and addresses of their customers for whom they purchased as Nominees Murex securities during the Class Period and to cause a copy of the Notice, together with a copy of the Proof of Claim, to be mailed by first class mail to each such person at the address provided promptly after receipt of the name and address of each such person, or use reasonable efforts (including offering to defray the reasonable cost of effecting such mailings) to cause the Nominees to make such mailings.
               (d) At or prior to the hearing provided for in Paragraph 6 of this Order, Plaintiffs' and Class counsel shall file proof, by affidavit, of such publications and mailings.
          4. The Court approves the form of Notice, Proof of Claim, Summary Publication Notice and Letter to Nominees and finds that the publication, mailing and distribution of such notices substantially in the manner and form set forth in

Paragraph 2 and all subparts thereto of this Order meet the requirements of Rule 23 of the Federal Rules of Civil Procedure and due process; is the best notice practicable under the circumstances; and shall constitute due and sufficient notice to all persons entitled thereto.
          5. Members of the Class shall be bound by all determinations and judgments in this action whether favorable or unfavorable, unless such persons shall mail by first class mail a written request for exclusion from the Class, postmarked no later than _________________, 1996, addressed to the Claims Administrator, David Berdon & Co., LLP, 415 Madison Avenue, New York, New York 10017. Such request for exclusion shall state the name and address of the person seeking exclusion, number of shares and dates of acquisition and sale, if any, of Murex securities owned or acquired during the period in question, the names in which such Murex securities were registered, the expenses incurred in purchasing and/or selling such securities, and shall state that "the undersigned hereby requests to be excluded from the Murex International Technologies Corporation Class." A request for exclusion from the Class shall not be effective unless it is made in the manner and within the time provided for herein. If a member of the Class requests to be excluded, he will not receive any benefit provided for in the Stipulation of Settlement in the event it is approved by the Court.

          6. All members of the Class who do not request exclusion therefrom in the manner provided in Paragraph 4 of this Order may, but need not, enter an appearance in this action through counsel of their own choice. If they do not enter an appearance, they will be represented by counsel for plaintiffs and the Class, Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017 and the Law Offices of Joseph H. Weiss, 319 Fifth Avenue, New York, New York 10016.
          7. A hearing (the "Hearing") shall be held before this Court on _____________, 1996 at________o'clock in the ______ noon in Courtroom
_________ in the United States Courthouse, 225 Cadman Plaza East, Brooklyn, New York (i) to determine whether the proposed settlement on the terms and conditions provided for in the Stipulation of Settlement is fair, reasonable and adequate and should be approved by the Court and whether a judgment as provided in Article IV of the Stipulation of Settlement should be entered thereon and (ii) to consider the applications of attorneys for plaintiffs and the Class for award of fees and disbursements (including the fees of plaintiffs' experts and accountants, if any) or, if such application is not heard at the Hearing, to reserve jurisdiction and set a date for a subsequent Hearing on such application.
          8. Any member of the Class who has not requested exclusion therefrom in the manner provided in Paragraph 4 of this Order may appear and show cause, why the proposed settlement should not be approved as fair, reasonable and adequate, why plaintiffs' and Class counsel should not be awarded fees and disbursements, including experts' and accountants' fees, as requested, or why a judgment should not be entered thereon; provided, that no Class member or any other person shall be heard or entitled to contest the approval of the terms and conditions of the proposed settlement, the fees requested or, if approved, the judgment to be entered thereon approving the same, unless on or before ________, 1996, that person or his counsel has served by hand or by first-class mail a written notice of his intention to appear and object to the proposed settlement together with any supporting written objections and copies of any documents and briefs upon Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017 (Attention: Howard T. Longman, Esq.); Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 (Attention: Richard P. Swanson, Esq.); and Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677 (Attention: Richard L. Klein, Esq.); and filed said objections, documents and briefs, showing proof of due service upon said counsel for plaintiff and the Class and said counsel for defendants, with the Clerk of the United States District Court for the Eastern District of New York, United States Courthouse, 225 Cadman Plaza East, Brooklyn, New York; and any member of the Class who does not make his objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the proposed settlement as incorporated in the Stipulation of Settlement.
          9. Upon entry of a judgment approving the Stipulation of Settlement and the settlement thereunder, all members of the Class who have not requested exclusion shall conclusively be deemed to have withdrawn and released, and shall be barred from asserting, in any action or proceeding, any class or individual claim which has been or might have been asserted in the Consolidated Action (as defined in the Stipulation of Settlement) in connection with, arising out of the purchase of Murex stock and warrants during the Class Period and in any way related to any acts, facts, transactions or omissions set forth, alleged, embraced or otherwise referred to in the Consolidated Action, including any claim for violation of federal, state or other law, or of the common law, which said persons, or any of them, had, now have or may hereafter have as a member of the Class or as an individual against the defendants in this action, or any of them individually.
          10. In order to be entitled to participate in the Net Distribution Fund (as defined and provided for in the Stipulation of Settlement), a Class member who has not requested exclusion from the Class must file a Proof of Claim in the manner set forth below. Any Class member who does not file a valid and timely Proof of Claim shall be barred from receiving any payments out of the Net Distribution Fund pursuant to the Stipulation of Settlement but shall in all other respects be bound by all of the terms of the Stipulation of Settlement and any final judgment or other order entered in this action.
          11. The filing of Proofs of Claim shall be subject to the following conditions:
               (a) a Proof of Claim must be submitted by no later than ____________, 1996, unless otherwise ordered by the Court. Each Proof of Claim received prior to Court approval of the distribution of the Net Distribution Fund shall be deemed to have been filed when posted, if mailed by first class mail or air mail, postage prepaid, and addressed in accordance with the instructions given therein. Any Proof of Claim filed otherwise shall be deemed to have been filed when it is actually received.
               (b)  a Proof of Claim must satisfy the following conditions:
(i) the Proof of Claim must be substantially complete and provide all the information requested therein; (ii) the Proof of Claim must be properly executed by each claimant; (iii) if the person executing the Proof of Claim is acting in a representative capacity, the Proof of Claim must be accompanied by proof of the authority of the representative to act on behalf of and to bind the claimant; (iv) the Proof of Claim must be accompanied by a broker's confirmation slip or account statement or a notarized statement from the broker or other satisfactory proof of all acquisitions or dispositions of Murex securities during the period in question; and (v) the Proof of Claim must be filed in a timely manner in accordance with the provisions of this Paragraph;

               (c) by filing a Proof of Claim, each Authorized Claimant (as defined in the Stipulation of Settlement) thereby submits to the jurisdiction of the Court for purposes of this action and agrees that the Proof of Claim is subject to investigation and discovery pursuant to the Federal Rules of Civil Procedure and to such Authorized Claimant's status as an Authorized Claimant and the allowable amount of the claim; and
               (d) all issues of law and fact concerning Proofs of Claim disputed in whole or in part shall be decided by the Court.
          12. All Proofs of Claim shall be administered by the Claims Administrator in accordance with reasonable procedures agreed to by counsel for plaintiffs, the Class and counsel for the defendants.
          13.  The Hearing scheduled for           , 1996, or any adjournment
thereof may be adjourned without further notice except as may be announced by the Court at such Hearing, or any adjournment thereof.
          14. All discovery and other pretrial proceedings in this action are stayed and suspended until further order of the Court. Pending the final determination of the fairness, reasonableness and adequacy of the proposed settlement, no member of the Class may institute or commence any claim which has been or could have been asserted in this Consolidated Action arising from the purchase of Murex stock or warrants during the Class Period and any other claim arising out of or in any way related to any acts, fact, transactions, omissions or other subject matter set forth, alleged, embraced or otherwise referred to in the Consolidated Action.
          15. In the event the Stipulation of Settlement does not become effective for any reason (as provided in the Stipulation of Settlement) the Stipulation of Settlement shall become null and void and of no further force and effect, and shall not be admitted into evidence, taken to be an admission of liability or wrongdoing, used or referred to for any purpose whatsoever.
In such event, the Stipulation of Settlement and all negotiations and proceedings relating thereto shall be withdrawn without prejudice as to the rights of any and all parties thereto, who, subject to the provisions of Articles VIII the Stipulation of Settlement, shall be restored to their respective positions existing as of the date of the Stipulation of Settlement.
          16. The Court reserves the right to approve the Stipulation of Settlement with such modifications as the Court may deem just and proper, and without further notice to members of the Class, and retains jurisdiction of this action to consider all further applications arising out of or connected with the proposed settlement herein.


Dated:  Brooklyn, New York
        ____________, 1996





                                    ----------------------------------
                                               U.S.D.J.


ENTRY OF ORDER CONSENTED TO:


STULL, STULL & BRODY



By:___________________________
   Jules Brody (JB9151)
   Howard T. Longman (HT2489)

Attorneys for Plaintiffs
6 East 45th Street
New York, New York  10017
(212) 687-7230

          and

LAW OFFICES OF JOSEPH H. WEISS



By:__________________________
   Joseph H. Weiss (JW4534)
   Moshe Balsam (MB0390)

Attorneys for Plaintiffs
319 Fifth Avenue
New York, New York  10016
(212) 532-4171

          and

REID & PRIEST



By:___________________________
   Richard P. Swanson (RS6068)
   Susan Logan Bedford (SB7116)

Attorneys for the Murex
Defendants
40 West 57th Street
New York, New York  10019
(212) 603-2000

          and


WILLKIE FARR & GALLAGHER



By:__________________________
   Richard L. Klein (RK0186)

Attorneys for the DeBartolo
  Defendants
One Citicorp Center
153 East 53rd Street
New York, New York  10022-4677
(212) 935-8000

                                   EXHIBIT B

                         UNITED STATES DISTRICT COURT
                         EASTERN DISTRICT OF NEW YORK


----------------------------------------X
IN RE INTERNATIONAL MUREX               :    Master File No:
TECHNOLOGIES CORPORATION                :    93 Civ. 336 (JG)
SECURITIES LITIGATION                   :
----------------------------------------X


This document applies to :                   ALL ACTIONS



                     NOTICE OF CLASS ACTION DETERMINATION,
                       PROPOSED SETTLEMENT, AND HEARING

                                with respect to
                 INTERNATIONAL MUREX TECHNOLOGIES CORPORATION

TO: ALL PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED INTERNATIONAL MUREX TECHNOLOGIES CORPORATION ("MUREX") SECURITIES THROUGH MAY 21, 1992 AND AUGUST 19, 1992, INCLUSIVE


                              Class Determination

          By order of the United States District Court for the Eastern District of New York, dated __________, 1996 and pursuant to Rule 23 of the Federal Rules of Civil Procedure, you are hereby notified that the above-captioned action ("Consolidated Action") has been certified as a class action pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure, for purposes of settlement only. The class consists of all persons and entities that purchased securities of International Murex Technologies Corporation ("Murex") from May 21, 1992 through and including August 19, 1992 (the "Class Period") and who were damaged thereby (the "Class" or "Class Members"). The Class also includes a sub-class consisting of all persons who purchased Murex securities contemporaneously with the sale of stock by the Edward J. DeBartolo, Jr. and Edward J. DeBartolo Sr. during the Class Period (the "Sub-Class"). Pursuant to the Stipulation of Settlement, the members of the Sub-Class are to be treated the same as members of the Class.


                        Proposed Settlement and Hearing
          You are also notified that, pursuant to an Order of the United States District Court for the Eastern District of New York (the "Court"), filed ______________, 1996 and pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, a hearing will be held on _______________, 1996 (the "Hearing Date") at __:__ _.m. in Room ___, United States Courthouse, 225 Cadman Plaza, Brooklyn, New York, for the purpose of determining whether the terms of a Stipulation of Settlement in the Consolidated Action dated December 18, 1995, including the establishment of a Settlement Fund in the amount of Five Million Four Hundred Thousand Dollars ($5,400,000) in cash and stock, is fair, adequate and reasonable and should be approved by the Court, and in order to fix the amount of plaintiffs' and the Class' attorneys' fees and disbursements that shall be awarded and reimbursed (the "Hearing"). The Hearing may be adjourned by the Court from time to time without any further notice.

          PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
          YOU MAY BE ENTITLED TO RECEIVE A PAYMENT PURSUANT TO THE PROPOSED SETTLEMENT DESCRIBED HEREIN.


                         Description of the Litigation
          The following cases have been filed and are presently consolidated and pending on the docket of the United States District Court for the Eastern District of New York:

          Miller v. International Murex Technologies Corporation, et al., Civil No. 93 Civ. 336 (E.D.N.Y.);

          Werbowsky v. International Murex Technologies Corporation, et al., 93 Civ. 442 (E.D.N.Y.);

          Fishman v. International Murex Technologies Corporation, et al., 93 Civ. 667 (E.D.N.Y.); and

          Wucick, et al. v. International Murex Technologies Corporation, et al., 93 Civ. 1392 (E.D.N.Y.).


Plaintiffs seek damages on behalf of themselves and the Class Members. All of the defendants have denied the substantive allegations and that their conduct was unlawful or caused the Class any legally recoverable damage.
          In the various complaints filed in this Consolidated Action, the Plaintiffs have alleged that International Murex Technologies Corporation, C. Robert Cusick, Richard D. Strayer, Jr., Edward J. DeBartolo, Sr. (now deceased) and Edward J. DeBartolo, Jr. (the "Defendants") violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and that the Defendants are liable for fraud, negligent misrepresentation and other related claims as a consequence of making false or reckless statements to the investing public primarily concerning four matters: (i) FDA approval of Murex's rapid single use AIDS test product, (ii) predictions of future earnings, (iii) prediction of earnings growth of the Murex Diagnostic Limited division, a division of Murex, and (iv) 1992 first quarter earnings, thereby causing damage by inflating stock prices, and injuring plaintiffs through plaintiffs' reliance on these statements and on the integrity of the market. Additionally, the plaintiffs have alleged that two major shareholders, Edward J. DeBartolo Sr. and Edward J. DeBartolo Jr., sold a portion of their shares with the benefit of non-public information, thereby benefitting from the artificially inflated stock price. The DeBartolo shares were sold, in late July and early August of 1992, pursuant to demand registration rights and a prospectus filed with the Securities and Exchange Commission. In response, the Defendants have specifically denied these allegations and have asserted various affirmative defenses to the plaintiffs' claims.
          The Court has not determined the merits of the claims or defenses, and this Notice does not imply that there has been any finding of any violation of law by any defendant or that recovery could be had in any amount if the litigation is not settled.
          Plaintiffs, by their attorneys, have made an investigation of the law, facts and circumstances involved in the Consolidated Action. After taking into account the likelihood that the case, if not settled now, will be further protracted (including potential time-consuming appeals) and will involve complex issues of liability and damages, and further taking into account the risks inherent in the litigation, counsel for the plaintiffs and the Class have concluded that it would be in the best interests of the Class that the Consolidated Action be settled in accordance with the terms of the Stipulation of Settlement and that the proposed settlement is fair, reasonable and adequate to all Class Members.
          Defendants, while expressly denying any wrongdoing, have nonetheless agreed to enter into the Stipulation of Settlement in order to put to rest all controversy and to avoid the further expense, inconvenience and distraction necessitated by further defense of the Consolidated Action. The proposed settlement and this Notice are not be to construed as admissions of liability of any kind whatsoever by any defendant.

                      Summary of the Proposed Settlement
          In full settlement of all the claims in the Consolidated Action, the Defendants have agreed to pay into a settlement fund $5,400,000 in cash and stock (the "Settlement Fund"). No more than twenty percent of the total Settlement Fund will be paid in Murex stock. Counsel for plaintiffs and the Class, having conducted a thorough investigation of the facts, circumstances and transactions relating to and surrounding the allegations of the Consolidated Action, estimate that the Securities Damages are approximately one-half of the out-of-pocket, market damages suffered by Class Members. The settlement has been negotiated by attorneys for the plaintiffs and the Class and by Defendants' attorneys in cognizance of the differing facts and circumstances concerning liability, damages and risks of litigation, and plaintiffs' and the Class' attorneys have concluded that the settlement providing for such payments is fair, reasonable and adequate.
          The Settlement Fund will be administered under the supervision of the Court. Settlement administration expenses as well as legal fees, taxes, if any, and disbursements of counsel for the plaintiffs and the Class will be deducted from the Settlement Fund prior to distribution.
        The Settlement Fund (remaining after deduction of administration expenses, taxes, if any, legal fees and disbursements of the plaintiffs' and the Class' attorneys as awarded by the Court) and any interest earned, shall be distributed to Authorized Claimants based on a percentage of the Securities Damages sustained by each of the Authorized Claimants. An Authorized Claimant's settlement share shall be determined as follows:
          1. Each Authorized Claimant shall be entitled to receive twenty-seven percent (27%) of their Securities Damages, less their pro rata share of Court-awarded attorney's fees and expenses, and their pro rata share of the other expenses; and
          2. If the total amount of Securities Damages claimed by the Authorized Claimants is such that twenty-seven percent (27%) of such Claimants' Securities Damages exceeds the amount of the Settlement Fund, then each Authorized Claimant's settlement share shall be reduced pro rata, after payment of the attorney's fees and other expenses.
          Any and all funds or assets remaining after administration of the Settlement Fund, if any, will be returned to Murex.

                                  Exclusions
          If you wish to be excluded from the Class, you must mail by first class mail a written request for exclusion from the Class postmarked no later than _______________ 1996, addressed to the Claims Administrator, David Berdon & Co., LLP, 415 Madison Avenue, New York, New York 10017. Such request for exclusion must state your name and address, number of securities, dates of acquisition and sale of Murex securities owned or acquired during the periods in question, cost of acquiring such securities and the names in which such securities were registered, and state that "the undersigned hereby requests to be excluded from the International Murex Technologies Class." A request for exclusion from the Class shall not be effective unless it is made in the manner and within the time provided for herein. However, pursuant to Rule 23(c)(2)(C) of the Federal Rules of Civil Procedure, if you do not request exclusion from the Class you may still enter your own appearance by counsel of your choice. Otherwise, you will be represented by counsel for the Class representatives. If a member of the Class requests to be excluded, he will not receive any benefit provided for in the

Stipulation of Settlement in the event it is approved by the Court.
          All Class Members who do not request to be excluded from this Consolidated Action will continue to be members of the Class, will be represented by plaintiffs in this Consolidated Action and by their attorneys including co-lead counsel Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017 and the Law Offices of Joseph H. Weiss, 319 Fifth Avenue, New York, New York 10016, and will be bound by the judgment of this Court, whether favorable or unfavorable to the Class.
          If the settlement is approved, the Court will enter final judgment dismissing the Consolidated Action with prejudice and releasing and discharging all defendants from all claims which were or could have been asserted in the Consolidated Action concerning the matters complained of in the Consolidated Action.

                             Appearance at Hearing
          Any Class Member who has not filed a timely request for exclusion from the Class may appear at the hearing in person or by counsel if he so desires and show cause, if he has any, why the settlement should not be approved and why this Consolidated Action should not be dismissed with prejudice as settled.
          No such person shall be heard, however, unless he or his counsel shall first file a written notice of his intention to appear and object to the proposed settlement, together with any supporting written objections, documents and briefs in support of his position. Such objections and supporting documents and briefs will only be considered by the Court if they are filed with the Clerk of the Court no later than _______________, 1996, showing due proof of service on Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017 (Attention: Howard T. Longman); Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 (Attention: Richard P. Swanson); and Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677 (Attention: Richard L. Klein).
          Any Class Member who does not make and serve his written objections in the manner provided above shall be deemed to have waived any objection and shall be forever foreclosed from making objections (by appeal or otherwise) to the proposed settlement.

                          Final Judgment and Release
          In the event the Court approves the proposed settlement, a final judgment will be entered in the Consolidated Action dismissing the same as to all defendants on the merits and with prejudice as against plaintiffs and the Class. When such judgment shall be final and no longer subject to appeal in the Consolidated Action, all defendants shall without further act by any person be released from, and each and every Class Member and Sub-Class Member who has not requested exclusion from the Class shall be permanently barred and enjoined from, instituting or prosecuting (directly, indirectly or derivatively), any claim, demand, right or cause of action which has been, could have been, or in the future might have been asserted by plaintiffs and Class

Members or any of them in connection with or arising out of the purchase of Murex securities and any of the acts, omissions, misrepresentations, events, matters, transactions or occurrences complained of in the Consolidated Action.

                       Attorneys' Fees and Disbursements
          In connection with the proposed settlement, counsel for plaintiffs and the Class intend to apply to the Court for a for an award of attorneys' fees incurred in connection with prosecuting the Consolidated Action, in an amount not to exceed one million eight hundred thousand dollars ($1,800,000), as well as for reimbursement for expenses, including the fees of experts and consultants in an amount not to exceed two hundred thousand dollars ($200,000). If the settlement is approved by the Court, that the Court will award counsel fees and reimbursement of disbursements to plaintiffs' and the Class' counsel in amounts deemed to be fair and reasonable by the Court. Such fees and expenses as the Court may award shall be paid out of the Settlement Fund in cash and Murex stock in the same proportion that Authorized Claimants receive payment. The amount of fees and disbursements eventually to be awarded to counsel for plaintiffs and the Class shall be determined by the Court at the Hearing (or any adjournment thereof) to consider whether the terms of the proposed settlement are fair, reasonable and adequate.

                   Addresses of Class Members and Inquiries

          The address to which this Notice was sent is your last address as shown in the records of the transfer agent of Murex or of the nominee in whose name your securities were registered. If the address on the envelope mailed to you was incorrect or if you move to a new address after receiving this Notice, please supply your new address to: Claims Administrator, David Berdon & Co., LLP 415 Madison Avenue, New York, New York 10017.
          Inquiries concerning this Notice or the litigation may be addressed in writing to the attorneys for plaintiffs and the Class:
                             STULL, STULL & BRODY
                              6 East 45th Street
                           New York, New York  10017
                     (Attention:  Howard T. Longman, Esq.)
                          Telephone:  (212) 687-7230

                                    and/or

                      THE LAW OFFICES OF JOSEPH H. WEISS
                               319 Fifth Avenue
                           New York, New York 10016,
                    (Attention:  Joseph H. Weiss, Esq.)
                          Telephone:  (212) 532-4171


                                Proofs of Claim
          Each member of the Class and Sub-Class who desires to assert a claim for recovery from the Net Distribution Fund must submit a properly executed Proof of Claim form ("Proof of Claim"), one of which is enclosed herewith, supported by such documents as are designated therein.

          The Proof of Claim must be mailed to:
               Murex Securities Litigation
               David Berdon & Co., LLP
               415 Madison Avenue
               New York, New York  10017


          All Proofs of Claim must be postmarked by ___________, 1996. Any Class or Sub-Class Member who fails to file a valid and timely Proof of Claim within such period may be barred from receiving any payments out of the Settlement Fund pursuant to this settlement but shall in all other respects be bound by all of the terms of the Stipulation of Settlement and any final judgment or other order entered in this Consolidated Action.
          A Proof of Claim shall be deemed to have been filed when posted, if mailed by first class mail or air mail, postage prepaid, and addressed in accordance with the instructions given therein. Any Proof of Claim filed otherwise shall be deemed to have been filed when it is actually received. Submission of a Proof of Claim shall not constitute a waiver of a Class Member's right to object to the settlement, to the application for counsel fees and disbursements, or to any other matter pertaining to the settlement and the application. In order to be valid, a Proof of Claim must be substantially complete and provide all the information requested therein, must be properly executed by each claimant and, if the person executing the Proof of Claim is acting in a representative capacity, the Proof of Claim must be accompanied by appropriate proof of the authority of the representative.

          Each member Class and Sub-Class who files a Proof of Claim thereby submits to the jurisdiction of the Court for purposes of the Consolidated Action.
          Any person submitting a Proof of Claim may be required to furnish such additional documentation as Defendants' counsel or their designee deem appropriate, including evidence of beneficial ownership, proof of purchase of Murex securities and the date of sale of such securities. Such information or any other information as may reasonably be required to establish the claimant's right to participate in the Settlement Fund can be called for by Defendants' counsel or their designee.
          A Class or Sub-Class member who has not personally received a Proof of Claim in the mail or desires additional copies thereof may obtain the same by requesting them in writing addressed to: David Berdon & Co., LLP, 415 Madison Avenue, New York, New York 10017, or may photocopy and use blank Proof of Claim forms received by other Class Members.

                     Notice to Brokers and Other Nominees

        The Court requests each brokerage firm and other nominee in whose name any member of the Class may have held Murex securities promptly either
(a) to send a copy of this Notice and the Proof of Claim to each such Class Member and furnish written confirmation thereof to the Claims Administrator at the address given below, or (b) to furnish the Claims Administrator with the names and addresses of each such Class Member by writing to David Berdon & Co., LLP, 415 Madison Avenue, New York, New York 10017.

Adequate quantities of the Notice and Proof of Claim will be mailed to you at your request.

                             Examination of Papers
          The foregoing is only a summary of the litigation, the claims and defenses asserted therein and the settlement and matters related thereto. For a more detailed statement of the matters involved in this Consolidated Action, reference is made to the Stipulation of Settlement and documents incorporated therein and to the pleadings and the other papers filed in the Consolidated Action, all of which are on file and may be inspected during regular business hours at the office of the Clerk of the United States District Court, Eastern District of New York, United States Courthouse, 225 Cadman Plaza East, Brooklyn, New York, 11201. Any questions that any person to whom this Notice is addressed may have with respect thereto or with respect to the Proof of Claim or the Consolidated Action generally may be directed to Lead Counsel, Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017 and/or to the Law Offices of Joseph H. Weiss, 319 Fifth Avenue, New York, New York 10016, and should not be addressed to the Court.

          The sending of this Notice is not to be construed as an expression of any opinion by the Court as to the merits of the case.


Dated:  Brooklyn, New York
        ____________, 1996


                                   BY ORDER OF THE COURT




                                   ----------------------------------
                                   Clerk

                                   EXHIBIT C


                         UNITED STATES DISTRICT COURT
                         EASTERN DISTRICT OF NEW YORK



----------------------------------------X
IN RE INTERNATIONAL MUREX               :    Master File No:
TECHNOLOGIES CORPORATION                :    93 Civ. 336 (JG)
SECURITIES LITIGATION                   :
----------------------------------------X


                              PROOF OF CLAIM AND
                        RELEASE AND SUBSTITUTE FORM W-9


          NOTE:  YOU SHOULD NOT COMPLETE THIS FORM UNLESS YOU PURCHASED COMMON

STOCK OR WARRANTS OF INTERNATIONAL MUREX TECHNOLOGIES CORPORATION ("MUREX") DURING THE PERIOD FROM MAY 21, 1992 THROUGH AUGUST 19, 1992, INCLUSIVE. IF YOU DID SO, YOU ARE A "CLASS MEMBER" ENTITLED TO PARTICIPATE IN THE SETTLEMENT OF THE ABOVE-CAPTIONED CLASS ACTION (THE "LITIGATION"). (Excluded from the Class are Defendants, members of the immediate families of the individual defendants, subsidiaries, affiliates, officers and directors of Murex and entities it controls, and successors, heirs and assigns of the Defendants.)

PURSUANT TO THE ORDER OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK ("THE COURT") DATED ________________, 1996, IN ORDER TO RECEIVE ANY PAYMENTS TO WHICH YOU MAY BE ENTITLED AS A CLASS MEMBER, YOU MUST COMPLETE AND SIGN

THIS PROOF OF CLAIM, AND MAIL IT BY PRE-PAID, FIRST-CLASS MAIL, POSTMARKED NO LATER THAN _____________ __, 1996, TO THE FOLLOWING ADDRESS:
         David Berdon & Co., LLP
                              415 Madison Avenue
                           New York, New York  10017


IF YOU FAIL TO SUBMIT YOUR CLAIM BY ____________ __, 1996 YOUR CLAIM MAY BE REJECTED AND THIS MAY PRECLUDE YOU FROM RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS LITIGATION. A Proof of Claim will be deemed submitted when postmarked, or, if submitted other than by first-class mail, on the date actually received.


I.   IDENTITY OF CLAIMANT

Name of Claimant(s):____________________________________________

________________________________________________________________

Address: _______________________________________________________

City: _________________  State: ________________ Zip Code: _____

County: ________________________________________________________

____ Individual ____ Corporation ____ Estate ____ Other (Specify)

(___)     ___________________________
Area Code  Telephone Number (Day)

(___)     ___________________________
Area Code  Telephone Number (Evening)

II.  SUBSTITUTE FORM W-9 REQUEST FOR
     TAXPAYER IDENTIFICATION NUMBER

     Enter your taxpayer identification number below. For most individuals, this is your Social Security number. The Internal Revenue service requires your taxpayer identification number. If you fail to furnish your correct taxpayer identification number, a percentage of your distributive share of the Settlement Fund will be withheld.


Social Security Number: ________________________________________
(for individuals)

     OR

Employer Identification Number: ________________________________
(for estates, trusts, corporations, etc)


NOTE:     A copy of the Instructions for Completing Substitute Form W-9 and a
description of payees subject to or exempt from the backup withholding requirements are included as part of the Notice accompanying this Proof of Claim.


III. PROOF OF CLAIM

     By submitting this Proof of Claim, I state that I believe in good faith that I am a member of the Settlement Class as defined in the Notice of Class Action Determination, Proposed Settlement and Hearing ("Notice"), or am acting for such person; that I have read and understood the contents of the Notice; and that I am not and am not acting for Murex, subsidiaries or affiliates of Murex, any officer or director of Murex, the individual defendants, any members of the immediate families of the individual defendants, or legal representatives, estates, successors or assigns of any of the Defendants; that I have not filed a request for exclusion, seeking to be excluded from the class; that I believe that I am entitled to receive a share of the Settlement Fund; and that I desire the participate in the proposed Settlement described in the Notice.


IV. I have enclosed photocopies or facsimiles of the stockbroker's confirmation slips or other documents evidencing each purchase and sale listed below in support of my claimed loss (IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN COPIES, FACSIMILES OR EQUIVALENT CONTEMPORANEOUS DOCUMENTS FROM YOUR BROKER. THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.)

V. I understand that the information contained on this Proof of Claim is subject to such verification as the Court may direct and I agree to cooperate in any such verification. I further agree and understand that if the proposed Settlement is approved by the Court and becomes effective, all claims against any or all defendants or certain other persons which have been or could have been asserted relating to the subject matter of the Litigation will be satisfied, discharged and extinguished forever.

VI. My signature hereto constitutes a full and complete release, remise and discharge by me or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by my, its, his, her or their heirs, executors, administrators, predecessors, successors, affiliates and assigns, and each of them, of Murex, C. Robert Cusick, Richard
D. Strayer, Jr., Edward J. DeBartolo, Jr., Edward J. DeBartolo, Sr. and the estate of Edward J. DeBartolo, Sr. (including their respective past or present spouses, heirs, trustees, executors, administrators, assigns, estates, trustees, directors, partners, principals, agents, attorneys, accountants, insurers, subsidiaries, parents, affiliates, predecessors or successors), and each of them, of and from any and all manner of actions and causes of actions, suits, obligations, claims, debts, demands, agreements, promises, liabilities, controversies, costs, expenses, and attorneys' fees whatsoever, whether in law or in equity and whether based on any federal law, state law, or common law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which I or the members of the Class in the Litigation, or any of them, ever had, now have, or can have, or shall or may hereafter have, either individually, or as a member of a class, by reason of, based upon, arising from or in any way related to, the purchase of Murex Stock or warrants during the Class Period and the alleged acts, failures to act, omissions, misrepresentations, facts, events, transactions, statements, occurrences, or other subject matter involved in the Litigation including without limitation any allegations of alleged misstatements or non-disclosures relating to, among other things, (i) FDA approval of Murex's rapid single use AIDS test product; (ii) predictions of future earnings; (iii) prediction of earnings growth of the Murex Diagnostic Limited division, a division of Murex; (iv) 1992 first quarter earnings, thereby causing damage by inflating stock prices, and injuring plaintiffs through plaintiffs' reliance on these statements and on the integrity of the market and (v) any other factual allegations that were set forth in the various complaints or which otherwise were the subject of discovery in this Litigation. I covenant not to make any demand or claim, or commence, prosecute, cause or permit to be prosecuted, any action at law or in equity, or any proceeding of any description against any of the Defendants (including their respective past or present spouses, heirs, executors, administrators, assigns, estates, trustees directors, partners, principals, agents, attorneys, accountants, insurers, subsidiaries, parents, affiliates, predecessors or successors), based in whole or part upon, arising from or in any way related to purchase of Murex stock or warrants during the Class Period and to the alleged acts, failures to act, omissions, misrepresentations, facts, events, transactions, statements, occurrences, or other subject matter involved in the Litigation including without limitation any allegations or alleged misstatements or non-disclosures relating to, among other things, (i) FDA approval of Murex's rapid single use AIDS test product; (ii) predictions of future earnings; (iii) prediction of earnings growth of the Murex Diagnostic Limited division, a division of Murex; (iv) 1992 first quarter earnings, thereby causing damage by inflating stock prices, and injuring plaintiffs through plaintiffs' reliance on these statements and on the integrity of the market and (v) any other factual allegations that were set forth in the various complaints or which otherwise were the subject of discovery in this Litigation.

VII. STATEMENT OF CLAIM
     A. Shares Purchased: Claimant(s) made the following purchases of Murex common stock during the period from May 21, 1992 through August 19, 1992, inclusive. The date of purchase is defined as the trade date as opposed to the settlement date. (If you have acquired any Murex common stock that had been purchased during the Class Period by gift, inheritance, or operation of law, you are to report this transaction as if you acquired the stock at the same time and at the same cost as the person who purchased the stock.)


Date(s) of                                        Aggregate
Purchase                                          Cost
(List Chrono-       Number of      Purchase       (including
logically)          Shares         Price Per      commissions,
Month/Day/Year      Purchased      Share          taxes and fees)

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

     B. Shares Sold: Of the stock listed above in Section VII(A) Claimant(s) sold the following shares of Murex common stock on or before August 19, 1992. (The date of sale is defined as the trade date as opposed to the settlement date.):


Date(s) of
Sale                                              Amount Realized
(List Chrono-       Number          Selling       (net of commis-
logically)          of Shares      Price Per      sions, taxes
Month/Day/Year      Sold           Share          and fees)


______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

     C.   Shares Held
          Claimant(s) held ____ shares of Murex common stock on August 19, 1992. If none were owned as of that date, state "none".
     D. Warrants Purchased: Claimant(s) made the following purchases of Murex warrants during the period from May 21, 1992 through August 19, 1992, inclusive. The date of purchase is defined as the trade date as opposed to the settlement date. (If you have acquired any Murex warrants that had been purchased during the Class Period by gift, inheritance, or operation of law, you are to report this transaction as if you acquired the stock at the same time and at the same cost as the person who purchased the stock.):

Date(s) of                                        Aggregate
Purchase                                          Cost
(List Chrono-       Number of      Purchase       (including
logically)          Warrants       Price Per      commissions,
Month/Day/Year      Purchased      Warrant        taxes and fees)

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________


     E. Warrants Sold: Of the warrants listed above in Section VII(D) Claimant(s) sold the following Murex warrants on or before August 19, 1992. (The date of sale is defined as the trade date as opposed to the settlement date.):


Date(s) of
Sale                                              Amount Realized
(List Chrono-       Number of       Selling       (net of commis-
logically)          Warrants       Price Per      sions, taxes
Month/Day/Year      Sold           Warrants       and fees)

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________

______________      _________      $________      $______________


     F.   Warrants Held
          Claimant(s) held ____ Murex warrants on August 19, 1992. If none were owned as of that date, state "none".

VIII.     CERTIFICATION
     UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED IN THIS FORM IS TRUE, CORRECT AND COMPLETE. I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code. (NOTE: If you have been notified by the Internal Revenue Service that you are subject to backup withholding strike out the word "NOT" in the preceding sentence.) If I am signing on behalf of someone else, I hereby certify and warrant that I am authorized to make this Proof of Claim. I hereby certify and warrant that I have not previously sold, transferred or assigned or granted any interest in any of the claims released hereby (as set forth at paragraph VI above) to any other person or entity.
                              Signature of Claimant(s)
                              (If this claim is being made on
                              behalf of joint claimants, each
                              must sign.)

                              _______________________________
                              (Signature)



                              _______________________________
                              (Signature)

                              Date: _________________________


THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN _________,
1996 AND MUST BE MAILED TO:

                              Murex Securities Litigation
                              David Berdon & Co., LLP
                              415 Madison Avenue
                              New York, New York  10017

                                   EXHIBIT D

                         UNITED STATES DISTRICT COURT
                         EASTERN DISTRICT OF NEW YORK



----------------------------------------X
IN RE INTERNATIONAL MUREX               :    Master File No:
TECHNOLOGIES CORPORATION                :    93 Civ. 336 (JG)
SECURITIES LITIGATION                   :
----------------------------------------X


This document applies to :                   ALL ACTIONS


                               SUMMARY NOTICE OF
                    CLASS ACTION SETTLEMENT AND HEARING ON
                       ____________, 1996 (____  .m.)


     TO:  All persons who during the period May 12, 1992 to      August 19,
          1992, inclusive, purchased or otherwise acquired securities of International Murex
          Technologies Corporation ("Class Action").


          A hearing will be held on __________, 1996 at _____ in Courtroom _____, in the United States District Court, Eastern District of New York, 225 Cadman Plaza, Brooklyn, New York 11201. The purpose of the hearing will be to determine (1) certifying the litigation as a Class Action; (2) whether the proposed settlement of the Class Action as against Defendants for $5,400,000 in cash and stock, should be approved by the Court as fair, reasonable, and adequate; (3) whether the plan of allocation for the distribution of the Settlement Fund should be approved as fair and reasonable; and (4) whether the applications of plaintiff's and Class's counsels for an award of attorneys' fees, expert fees and expenses should be granted.

          If you purchased International Murex Technologies securities on or between May 12, 1992 and August 1992 and have not already receive the Notice of Class Action Determination, Proposed Settlement and Hearing (the "Notice"),

and/or Proof of Claim, please request copies by writing to:
                    David Berdon & Co., LLP
                    415 Madison Avenue
                    New York, New York  10017

The Notice and Proof of Claim contain important information about the litigation, including the steps you must now take to share in a settlement if it is approved. Proofs of Claim must be postmarked by _____________, 1996. You may be heard personally or through an attorney at the hearing if you file papers requesting to do so and setting forth your views by ____________, 1996, with the Court and with counsel for the parties: Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017 (Attention: Howard T. Longman, Esq.); Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 (Attention:
Richard P. Swanson, Esq.); and Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677 (Attention: Richard L. Klein, Esq.). Please do not contact the Court for information.

Dated:  As of _____________, 1996


                                   By Order of the Court


                                   ______________________________
                                   Clerk

                                   EXHIBIT E


                             URGENT COMMUNICATION

                                                              DATE


TO: ALL BROKERAGE FIRMS, BANKS, INSTITUTIONS AND OTHER ENTITIES WHICH HELD AS NOMINEES SHARES OF INTERNATIONAL MUREX TECHNOLOGIES CORPORATION SECURITIES AT ANY TIME FROM MAY 21, 1992 TO AND INCLUDING AUGUST 19, 1992, INCLUSIVE

          RE:  In Re International Murex
               Technologies Corporation
               Securities Litigation
               93 Civ. 336 (E.D.N.Y.)


Gentlemen:

          We are enclosing copies of a Notice of Class Action Determination, Proposed Settlement, and Hearing with respect to the above-entitled class action and a Proof of Claim form for eligible claimants. The persons eligible to submit the enclosed Proof of Claim form are persons who purchased International Murex Technologies Corporation ("Murex") securities at any time from May 21, 1992 to and including August 19, 1992 (the "Class Period"). If you held Murex securities during the Class Period as nominee for any such persons, they are or may be eligible to file Proofs of Claim and to share in the Settlement Fund.

          In order to assure distribution of the Notice and Proof of Claim form to as many eligible claimants as possible, we would request that within 10 days you either mail copies of the Notice and Proof of Claim directly to all persons for whom you held as nominee Murex securities during the Class Period as reflected by your records, or provide us with a list of the names and addresses of such persons, in which case we will undertake to mail them copies of the Notice and Proof of Claim. We will be happy to provide you with additional copies of the Notice and Proof of Claim upon request.

          Claims Administrator will, upon request, reimburse you for your reasonable out-of-pocket expenses incurred in identifying possible claimants, forwarding the Notice and Proof of Claim to such persons or supplying us with the names and addresses of such persons. If you mail the Notice and Proof of Claim directly, or if you have no record of ownership, purchases, sales or tenders as nominee on behalf of beneficial owners of Murex securities during the Class Period, we would appreciate being so informed.

          Questions can be directed to the undersigned at David Berdon & Co., LLP, 415 Madison Avenue, New York, New York 10017.

          If any case, we would appreciate your responding to this letter by completing and returning to us the enclosed card. Thank you for your cooperation.

                                   Very truly yours,




Enclosures

                         [Form of Broker Search Card]


               RE:  In Re International Murex
                    Technologies Corporation
                    Securities Litigation
                    93 Civ. 336


          We have no records of having owned, held or purchased Murex securities as nominee for third parties during the Class Period described in the Notice accompanying your letter of _________________, 1996.

          We have records of having owned, held or purchased Murex securities as nominee for third parties during the Class Period described in the Notice accompanying your letter of _____________, 1996 and will undertake to mail copies of the Notice and Proof of Claim to such periods. In this regard, please supply us with copies of the Notice and Proof of Claim and send materials to:


______________________________ at ______________________________
(Name of Person)                  (Address)



          We have records of having owned, held or purchased Murex securities as nominee for third parties during the Class Period described in the Notice accompanying your letter of ___________, 1996 and will provide you with a list of such periods. In order to make arrangements to obtain the list of names and addresses, please contact:


______________________________ at ______________________________
(Name of Person)                  (Address)


Name, address and telephone number of responding broker or other nominee:

Name:  _________________________________________________________

Address:  ______________________________________________________

Tel. No.: ______________________________________________________


Date:

                                   EXHIBIT F


                         UNITED STATES DISTRICT COURT
                         EASTERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - -x
                                   :    Master File No:
IN RE INTERNATIONAL MUREX          :    93 Civ. 336 (JG)
TECHNOLOGIES CORPORATION           :
SECURITIES LITIGATION              :     FINAL ORDER AND JUDGMENT
                                   :
- - - - - - - - - - - - - - - - - -x


This document applies to:          ALL ACTIONS


          The parties having made application, pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, for an Order approving the settlement of this action in accordance with a Stipulation of Settlement dated ____________,

1996 (the "Stipulation of Settlement"), which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of these consolidated actions (collectively, the "Consolidated Action") and for a dismissal of the Consolidated Action upon such terms and conditions; and

          The Court having read and considered the Stipulation of Settlement, the exhibits annexed thereto; and
          The Court having held a hearing, pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, to consider the fairness and adequacy of the settlement and having found the settlement to be reasonable and adequate; and The parties having consented to the entry of this Judgment; it is

          ORDERED, ADJUDGED AND DECREED that,
          1. The Court has jurisdiction over the subject matter of this Consolidated Action and over all parties to the Consolidated Action, including all members of the Class and Sub-Class as defined below;
          2. The definition of terms set forth in the Stipulation of Settlement, dated ____________, 1996 and in the Preliminary Approval Order entered by this Court on ___________, 1996, are hereby incorporated herein as through fully set forth in this Order and Judgment;
          3. The Court hereby approves the settlement as set forth in the Stipulation of Settlement and finds the terms thereof to be fair, reasonable and adequate. The parties are authorized to enter into and consummate the transactions provided for by the Stipulation of Settlement. The class shall consist of all persons and entities that purchased International Murex Technologies Corporation ("Murex") securities during the period May 21, 1992 through August 19, 1992, inclusive (the "Class Period"), and who were damaged thereby (the "Class"). Such Class shall also contain a sub-class consisting of all persons who purchased Murex securities contemporaneously with the sales of Murex stock by the individual defendants Edward J. DeBartolo, Sr. and Edward J. DeBartolo, Jr. during the Class Period (the "Sub-Class"), provided, however, that the Class and the Sub-Class shall not include ________________________________, each of whom has submitted valid and timely requests for exclusion pursuant to the terms and procedures of the Notice of Class Action Determination, Proposed Settlement and Hearing, dated _____________, 1996 and who are not bound by this Order and Judgment;
          4. Neither this Order and Judgment, the Stipulation of Settlement, nor the settlement are an admission or indication by the Defendants, or any of them, of the validity of any claims in this Consolidated Action or of any liability or wrongdoing by them or any of them of any violation of law; the Order and Judgment, Stipulation of Settlement and settlement are not a concession and shall not in any way be used as an admission or indication with respect to any claim of any wrongdoing, fault, or omission by any Defendant or any other person in connection with any transaction or occurrence or any statement, release, or written document issued, filed, or made; and neither this Order and Judgment, the Stipulation of Settlement, nor the settlement, nor any related document, proceeding, or action, nor any reports or accounts thereof, shall be offered in evidence in any civil, criminal or administrative action or proceeding other than such proceedings as may be necessary to consummate or enforce this Order and Judgment, the Stipulation or the settlement except that Defendants may file and use the Stipulation of Settlement and/or the Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim;
          5. This Court hereby dismisses this Consolidated Action on the merits and with prejudice against all persons and entities who are members of the Class, except for those persons requesting exclusion from the Class, listed in paragraph 3 hereof, (and all persons acting or purporting to act on their behalf), and in favor of each and all of the Defendants, and without costs to any of the parties as against any other settling party, except as provided in the Stipulation of Settlement;
          6. All persons and entities who are members of the Class, and each Class Member's issues, heirs, spouses, representatives, successors, and assigns, (and all persons acting or purporting to act in their behalf), are hereby barred and permanently enjoined from prosecuting, commencing, or continuing any claims, causes of action, damages and liability of any kind, nature, and character whatsoever in law, equity, or otherwise, known or unknown, suspected or unsuspected, that now exist, may exist, or heretofore existed, arising out of, related to, connected with, or based in whole or in part on (1) the purchase of Murex Stock or warrants during the Class Period, and (2) the matters set forth in the Consolidated Action, and all other claims and causes of action that have or have been or could be asserted by reasons of, or with respect to, or in connection with, or that arise out of, or that relate in any way to any of these matters, including all pendant state law claims, including each Defendant in this Consolidated Action and his/its present and former officers, directors, agents, attorneys, accountants, insurers, estates, executors, trustees, reinsurers, personal representatives, spouses, issues, heirs, successors, assigns, parent corporation, subsidiaries, divisions and affiliates, trusts, or entities controlled by him/it; and all Class Members (and all persons purporting to act in their behalf), shall be conclusively deemed to have released and discharged any and all of the above persons of and from any and all such claims, whether or not they have filed a Proof of Claim;

          7. The Court hereby approves the formula for distribution set forth in the Stipulation of Settlement;
          8. The Court hereby finds, pursuant to Section 3(a)(10) of the Securities Act of 1933, that the stock to be issued by Murex in accordance with the Stipulation of Settlement will be issued in exchange for the claims of the Class and Sub-Class and is exempt from registration; and that the terms and conditions of such issuance are fair to the Class and Sub-Class.
          9. The notice given to the Class in the form annexed to the Stipulation of Settlement as Exhibits B, D and E, which sets forth the principal terms of the Stipulation of Settlement and other matters set forth herein, was the best notice practicable under the circumstances, including publication of a summary notice and individual notice to all members of the Class or Murex stockholders of record during the Class Period, who could be identified through reasonable efforts. Said notices provided due and adequate notice of these proceedings and of the matters set forth therein, including the settlement set forth in the Stipulation of Settlement, to all persons entitled to such notice, and said notice fully satisfied the requirement of Rule 23 of the Federal Rules of Civil Procedure and the requirements of due process;
        10. Class and Plaintiffs' counsel are awarded fees of $__________ and disbursements of $___________ to be paid from the Settlement Fund after Judgment becomes final. Such fees are to be distributed by Lead Counsel in their reasonable discretion to each of plaintiffs and Class's counsel in proportion to the contribution of counsel to the result obtained;
          11. No distributions or disbursements, except for the costs so provided in the Stipulation of Settlement, shall be made from the Settlement Fund prior within twenty (20) days after the Effective Date except upon order of this Court with notice to Defendants, or written agreement by counsel for all parties;
          12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the settlement and any distributions to Class Members; (b) disposition of the Settlement Fund; (c) this Consolidated Action, until this Judgment becomes Final, and each and every act agreed to be performed by the parties has been performed pursuant to the Stipulation of Settlement; and (d) all parties to this Consolidated Action, for the purpose of enforcing and administering the Stipulation of Settlement;

          13. If the Settlement does not become Final in accordance with the terms of the Stipulation of Settlement, then this Judgment shall be rendered null and void and shall be vacated and, in such event, all orders entered in connection therewith shall be vacated and rendered null and void; and
          14. All members of the Class, except those persons who have timely requested exclusion pursuant to Rule 23(c)(2) of the Federal Rules of Civil Procedure, are hereby barred and permanently enjoined from prosecuting any individual or class claims which are or might have been asserted in this class action, arising out of the purchase of Murex stock or warrants during the Class Period and out of any acts, facts, transactions, omissions or other subject matters set forth, alleged, embraced or otherwise referred to in the Consolidated Action including any claims for violations of federal, state or other law, or of the common law.


Dated:  Brooklyn, New York
        __________________ , 1996


                                   ___________________________
                                             U.S.D.J.

ENTRY OF JUDGMENT CONSENTED TO:

STULL, STULL & BRODY



By:___________________________
   Jule Brody (JB9151)
   Howard T. Longman (HT2489)

Attorneys for Plaintiffs
6 East 45th Street
New York, New York  10017
(212) 687-7230

          and

LAW OFFICES OF JOSEPH H. WEISS



By:__________________________
   Joseph H. Weiss (JW4534)
   Moshe Balsam (MB0390)

Attorneys for Plaintiffs
319 Fifth Avenue
New York, New York  10016
(212) 532-4171

          and

REID & PRIEST



By:___________________________
   Richard P. Swanson (RS6068)
   Susan Logan Bedford (SB7116)

Attorneys for the Murex
  Defendants
40 West 57th Street
New York, New York  10019
(212) 603-2000

          and

WILLKIE FARR & GALLAGHER



By:__________________________
   Richard L. Klein (RF0186)

Attorneys for the DeBartolo
  Defendants
One Citicorp Center
153 East 53rd Street
New York, New York  10022-4677
(212) 935-8000